UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SPORT SUPPLY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	22-2795073 (IRS Employer Identification No.)
1901 Diplomat Drive,
Farmers Branch, Texas 75234
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
COMMON STOCK, PAR VALUE $.01 PER SHARE	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
All the issued and outstanding shares of Sport Supply Group, Inc.’s (the “Company”) common stock, par value $0.01 per share (the “Common Stock”), are fully paid and non-assessable. The Company is authorized to issue 50,000,000 shares of Common Stock.
A.	Voting Rights.

Holders of the Common Stock are entitled to one vote per share on matters to be voted upon by shareholders. Shareholders do not have cumulative voting rights.

B.	Dividends.

Holders of the Common Stock are entitled to receive dividends from available funds if and when declared by the Board of Directors of the Company and to share dividends equally. Any future dividends will depend upon such factors as the Company’s future earnings, its operational and financial conditions, its capital requirements and general business conditions.

C.	Other Rights.

Holders of the Common Stock are entitled to share ratably in the assets of the Company legally available for distribution to shareholders in the event of liquidation, dilution or winding up of the Company. Holders of the Common Stock have no pre-emptive, subscription, redemption or conversion rights.

Item 2. Exhibits.
Under the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are hereby incorporated by reference:

Exhibit	Description	Location
3.1	Certificate of Incorporation of the Company.	Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on September 9, 1999.

3.2	By-Laws of the Company.	Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on September 9, 1999.

3.3	Certificate of Amendment to Certificate of Incorporation of Collegiate Pacific Inc.	Exhibit 3.10 to the Company’s Amendment No. 1 to Registration Statement on Form SB-2 (No. 333-34294) filed on May 8, 2000.

3.4	Amendment to the Bylaws of Collegiate Pacific Inc.	Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 14, 2007.

3.5	Amendment to Certificate of Incorporation of Collegiate Pacific Inc.	Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 2, 2007.

3.6	Amendment to the Bylaws of Collegiate Pacific Inc.	Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 2, 2007.

4.1	Specimen Certificate of Common Stock, $0.01 par value, of Sport Supply Group, Inc.	Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on September 9, 2007.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPORT SUPPLY GROUP, INC.
By:	John E. Pitts
John E. Pitts
Chief Financial Officer

Date: March 26, 2008

INDEX TO EXHIBITS

Exhibit	Description	Location
3.1	Certificate of Incorporation of the Company.	Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on September 9, 1999.

3.2	By-Laws of the Company.	Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on September 9, 1999.

3.3	Certificate of Amendment to Certificate of Incorporation of Collegiate Pacific Inc.	Exhibit 3.10 to the Company’s Amendment No. 1 to Registration Statement on Form SB-2 (No. 333-34294) filed on May 8, 2000.

3.4	Amendment to the Bylaws of Collegiate Pacific Inc.	Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 14, 2007.

3.5	Amendment to Certificate of Incorporation of Collegiate Pacific Inc.	Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 2, 2007.

3.6	Amendment to the Bylaws of Collegiate Pacific Inc.	Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 2, 2007.

4.1	Specimen Certificate of Common Stock, $0.01 par value, of Sport Supply Group, Inc.	Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on September 9, 2007.